UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

April 2, 2012
Date of report (date of earliest event reported)

Raymond James Financial, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Florida
(State or Other Jurisdiction of Incorporation)

1-9109	59-1517485
(Commission File Number)	(IRS Employer Identification No.)

880 Carillon Parkway St. Petersburg, FL 33716
(Address of Principal Executive Offices)  (Zip Code)

(727) 567-1000
(Registrant's Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

EXPLANATORY NOTE

Raymond James Financial, Inc. (“RJF”) is filing this Amendment No. 1 on Form 8-K/A to RJF's Current Report on Form 8-K dated April 2, 2012, which was originally filed on April 3, 2012 (the “Original 8-K”), to file the exhibits and schedules to the Credit Agreement, dated as of April 2, 2012, among Raymond James Investments, LLC, RJ Securities, Inc., RJC Forensics, LLC, RJC Event Photos, LLC, Morgan Properties, LLC and Regions Bank (the (“Regions Credit Agreement”), which was filed as Exhibit 10.22 to the Original 8‑K without including such exhibits and schedules.

The exhibits and schedules to the Regions Credit Agreement include the following:

Exhibit 2.5(b)	Form of Collateral Value Certification
Exhibit 4.3(c)	Form of Notice of Borrowing
Exhibit 6.11	Form of Operating Agreement Amendment
Schedule 1.1(a)	Auction Rate Securities (Included in Collateral)
Schedule 1.1(a)(2)	Schedule of Auction Rate Securities Valuations
Schedule 1.1(b)	Private Equity Securities
Schedule 1.1(c)	Excluded Auction Rate Securities
Schedule 5.5(c)(i)	Liens
Schedule 5.5(c)(ii)	Funding Obligations
Schedule 5.12	Subsidiaries
Schedule 7.2	Indebtedness

Except for the foregoing, this Amendment No. 1 does not amend the Original 8-K in any way and does not modify or update any other disclosures contained in the Original 8-K. Accordingly, this Amendment No. 1 should be read in conjunction with the Original 8-K.

Item 9.01 Financial Statements and Exhibits

(d) The following is filed as exhibit to this report:

Exhibit No.

10.1
Exhibits and Schedules (filed herewith) to Credit Agreement, dated as of April 2, 2012, among Raymond James Investments, LLC, RJ Securities, Inc., RJC Forensics, LLC, RJC Event Photos, LLC, Morgan Properties, LLC and Regions Bank, incorporated by reference to Exhibit 10.22 as filed with Form 8-K on April 3, 2012.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RAYMOND JAMES FINANCIAL, INC.

Date: August 15, 2012	By:	/s/ Paul L. Matecki
Paul L. Matecki
Senior Vice President,
General Counsel and Secretary

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